UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 8, 2006

CNB CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	000-24523	57-0792402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 320, Conway, South Carolina	29528
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(843) 248-5271

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.  Election of Director

On August 8, 2006, the Board of Directors elected Lynn Gatlin Stevens to fill the vacancy on the Board of Directors of CNB Corporation created by the death of Willis J. Duncan. The Board of Directors of the Company's wholly owned subsidiary, The Conway National Bank, as well, elected Mrs. Stevens to its Board of Directors to fill the vacancy created on the Bank's Board of Directors as a result of the death of Willis J. Duncan.  The Conway National Bank Board of Directors appointed Mrs. Stevens to its Loan Committee and its Special Litigation Committee.  Mrs. Stevens appointment to Committees of the Company's Board of Directors has not yet been determined.  There was no arrangement or understanding with any other person pursuant to which Mrs. Stevens was elected as a director.  There are no relationships between Mrs. Stevens and the Company that would be required to be disclosed pursuant to 17 CFR 229.404(a).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 15, 2006                                                             CNB CORPORATION

                                                                                              /s/L. Ford Sanders, II
                                                                                              L. Ford Sanders, II
                                                                                              Interim Executive Vice President,
                                                                                              Treasurer and Chief Financial Officer